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                                                                   EXHIBIT 99.10

                         [LETTERHEAD OF HALE AND DORR]




                                     December 26, 1995


Goldman Sachs Money Market Trust
4900 Sears Tower
Chicago, IL 60606


     Re:  Post-Effective Amendment No. 54 to Registration
          Statement Under the Securities Act of 1933
          -----------------------------------------------


Gentlemen:

     As counsel to Goldman Sachs Money Market Trust (the "Trust"), we have reviewed the above-referenced post-effective amendment prepared by the Trust for filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(e) under the Securities Act of 1933, as amended, that said post-effective amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

     We consent to the filing of this letter by the Trust with the Securities and Exchange Commission together with post-effective amendment no. 54 to the Trust's registration statement.


                                    Very truly yours,

                                    /s/ Hale and Dorr

                                    Hale and Dorr